UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
January 21, 2009
Date of Report (Date of earliest event reported)
Sovereign Bancorp, Inc.
(Exact name of registrant as specified in its charter)

Pennsylvania (State or other jurisdiction of incorporation)	1-16581 (Commission File Number)	23-2453088 (IRS Employer Identification No.)

1500 Market Street, Philadelphia, Pennsylvania (Address of principal executive offices)	19102 (Zip Code)
(267) 256-8601
Registrant’s telephone number, including area code
n/a
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 8.01 Other Events.
In connection with the Transaction Agreement (the “Transaction Agreement”) dated October 13, 2008 between Banco Santander, S.A. (“Santander”) and Sovereign Bancorp, Inc. (“Sovereign”), pursuant to which Santander will acquire all the shares of Sovereign which it does not currently own (the “Transaction”), Sovereign discloses that it and the other defendants have entered into a settlement agreement (the “Settlement Agreement”) with the plaintiffs in the consolidated actions captioned as In Re: Sovereign Bancorp Inc., Shareholders Litigation. The settlement is subject to court approval and certain other conditions before it becomes final and the lawsuit is finally concluded.
A short form summary notice and description of the Settlement Agreement’s terms is attached hereto as Exhibit 99.1.
As a result of the Settlement Agreement and the court proceedings occurring prior to the execution of the Settlement Agreement, Sovereign announces the following:
1.	On October 14, 2008, Santander filed with the Securities and Exchange Commission (the “SEC”) pursuant to Rule 425 under the Securities Act of 1933 a report describing the proposed acquisition of Sovereign. This report includes additional reasons for Santander entering into the Transaction Agreement and agreeing to acquire all of the shares of Sovereign stock that it does not already own.

2.	On October 7, 2008, prior to the meeting of the non-Santander directors of Sovereign and their financial and legal advisors, the Santander-designated directors of Sovereign participated in a meeting with the remaining members of the Sovereign board during which the Sovereign board discussed Sovereign’s financial condition and its ability to raise capital in the public markets or through private equity. At the conclusion of this discussion, the Santander directors of Sovereign were excused from the meeting.

3.	On October 8, 2008, two of the Santander-designated directors of Sovereign met with senior representatives of the Office of Thrift Supervision (the “OTS”) and discussed with the representatives of the OTS, among other matters, the financial condition of Sovereign.

4.	As discussed in greater detail in Sovereign’s proxy statement dated December 19, 2008, Sovereign agreed on October 9, 2008 to waive certain restrictions contained in the Investment Agreement dated October 24, 2005 by and between Santander and Sovereign (the “Investment Agreement”) on Santander’s ability to make an acquisition proposal for Sovereign at a price lower than $38.10 per share. Sovereign requested that Santander waive restrictions imposed by the Investment Agreement on Sovereign’s right to solicit and respond to third-party acquisition proposals at a price lower than $38.10 per share. Santander declined to agree to this request.

5.	On October 11, 2008, the non-Santander directors of Sovereign learned that two of the Santander-designated directors of Sovereign had met with senior representatives of the OTS on October 8, 2008 and discussed with representatives of the OTS, among other matters, the financial condition of Sovereign.

6.	As part of its advice to the Sovereign Board (excluding the Santander directors), Barclays Capital Inc. advised the Board that, under the circumstances applicable to Sovereign, any offer to acquire Sovereign, regardless of price, would have to be taken seriously.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description
99.1	Summary Notice and Description of the Terms of the Settlement Agreement

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOVEREIGN BANCORP, INC.
Dated: January 22, 2009	By:	/s/ Stacey V. Weikel
		Name:	Stacey V. Weikel
		Title:	Senior Vice President

EXHIBIT INDEX

Exhibit No.	Description
99.1	Summary Notice and Description of the Terms of the Settlement Agreement